UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

 Current Report
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 31, 2006

AURA SYSTEMS, INC.

(Exact name of registrant as specified in charter)

Delaware	0-17249	95-4106894
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2335 Alaska Avenue, El Segundo, California 90245
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (310) 643-5300

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On January 18, 2006, the United States Bankruptcy Court, Central District of California, Los Angeles Division (the “Court”), entered an order (the “Confirmation Order”) confirming Aura Systems, Inc. (the “Company”) First Amended Plan of Reorganization (the “Plan”), as modified, under Chapter 11 of the United States Bankruptcy Code (the “Bankruptcy Code”). The Company filed a voluntary petition for relief with the Court under Chapter 11 of the Bankruptcy Code on June 24, 2005. On January 31, 2006, the Plan became effective (the “Effective Date”).

Prior to the Effective Date, the Company owed Koyah Leverage Partners, L.P., Koyah Partners, L.P., Koyah Ventures, LLC, Raven Partners, L.P. and Koyah Microcap Partners Master Fund, L.P. (collectively, the “Koyah Entities”) approximately $5,500,000 of secured debt. In consideration for full settlement and satisfaction of all of their claims against the Company, the Koyah Entities received a restated promissory note from the Company (the "Koyah Entities Promissory Note") on the Effective Date. The Koyah Entities Promissory Note has, among others, the following terms: (a) a principal balance of $2,600,000, (b) a term of five years, (c) an annual interest rate of 7%, (d) provides for the Company to make an initial payment of $75,000 to the Koyah Entities on the Effective Date (which reduced the principal amount owing under the Koyah Entities Promissory Note on the Effective Date to $2,525,000), (e) beginning with the twelfth full calendar month following the Effective Date, provides for the Company to repay the balance of the Koyah Entities Promissory Note over the following forty-eight months by making equal monthly payments to the Koyah Entities, (f) provides for the Company to pay to the Koyah Entities by the date which is five years following the Effective Date all outstanding principal and interest which remain outstanding on that date, and (g) provides for the Company to have the right to prepay all or any portion of the outstanding obligations owing under the Koyah Entities Promissory Note at any time with no prepayment penalty. The obligations of the Company to the Koyah Entities on account of the Koyah Entities Promissory Note is secured by a lien against the same assets which secured the pre-bankruptcy claim of the Koyah Entities. The lien will have the same priority as the pre-bankruptcy lien of the Koyah Entities. The Company has agreed to execute any and all documents reasonably requested by the Koyah Entities and delivered by the Koyah Entities to the Company to evidence the debt owing by the Company to the Koyah Entities, including, but not limited to, the restated Koyah Entities Promissory Note, a restated security agreement, and a restated financing statement.

Item 1.02. Termination of a Material Definitive Agreement.

In connection with the consummation of the Plan, the following agreements are no longer in effect as of the Effective Date:

•
Those certain agreements between the Company and the Koyah Entities set forth under Item 2.04 in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on June 24, 2005.

•	Those certain agreements between the Company and the Ezra Meyer set forth under Item 2.04 in the Company’s Current Report on Form 8-K filed with the SEC on June 24, 2005.

•	The Debtor in Possession Loan Agreement and Security Agreement, approved by the Court on July 27, 2005, between the Company and Blue Collar Films, Inc. (“Blue Collar”).

•	The Debtor in Possession Loan Agreement and Security Agreement, approved by the Court on September 7, 2005, between the Company and AGP Lender LLC (“AGP”).

•
The Debtor in Possession Loan Agreement and Security Agreement, approved by the Court on December 21, 2005, between the Company and a group of people and/or entities (collectively referred to as the "New Money Investors").

 Item 2.03. Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The description of the Koyah Entities Promissory Note is included in Item 1.01 and is incorporated by reference into this Item 2.03.

Item 3.02. Unregistered Sales of Equity Securities.

Pursuant to the Plan, on the Effective Date, the Company issued approximately 23,000,000 shares of new common stock and 5,230,000 new warrants. The names of the groups of the Company’s interest holders as of the Effective Date, the aggregate amount of shares of new common stock and new warrants issued to each such group, and the conversion features of the new warrants are set forth in the Company’s Current Report on Form 8-K filed with the SEC on January 20, 2006, incorporated by reference herein. Such securities (other than the shares of new common stock and new warrants issued to the New Money Investors described below) were issued in reliance upon an exemption from registration with the SEC pursuant to section 1145 of the Bankruptcy Code.

The shares of new common stock and new warrants issued to the New Money Investors on the Effective Date were issued in reliance upon an exemption from registration with the SEC pursuant to Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Rule 506 promulgated thereunder. The New Money Investors have represented that they are accredited investors as defined in Rule 501 of Regulation D promulgated under the Securities Act.

Item 3.03. Material Modification to Rights of Security Holders.

On the Effective Date, the holders of all issued and outstanding common stock, which comprised approximately 439,458,082 shares of common stock, collectively received (on a pro rata basis based upon the amount of their respective common stock) in full settlement and satisfaction of their common stock, 1,300,000 shares of new common stock, which comprised approximately 5.7% of the Company’s new common stock issued and outstanding on the Effective Date. The Company’s Amended and Restated Certificate of Incorporation, adopted on the Effective Date, authorizes 50,000,000 shares of new common stock and does not provide for the authorization of any preferred stock. Pursuant to the Plan, on the Effective Date, the Company also adopted new Bylaws. Holders of all issued and outstanding common stock that received shares of new common stock on the Effective Date will vote together with all other new common stockholders on all matters submitted to stockholder vote.

Item 5.01. Changes in Control of Registrant.

As of the Effective Date, the groups set forth in Item 5.01 held the following approximate percentages of shares of new common stock of the Company: New Money Investors (14.8%); the Aries Group (11.2%); Blue Collar, AGP and the Berg Group (collectively, the “DIP Lenders”) (26.8%); the Koyah Entities (5%); the holders of general unsecured claims (20.9%); the holders of Series B Preferred Stock (13.1%); the holders of Series A Preferred Stock (1.6%); and the holders of the Company’s old common stock (5.7%).

As of the Effective Date, the board of directors of the Company consists of five members. The Company’s board members are Marc Hoffman, Arthur Schwartz, Richard Armhurst, Melvin Gagerman and Sheldon Appel.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Pursuant to the Plan, as of the Effective Date, Raymond Yu, Sandra Ferro, Billy Anders and Yolanda Parker ceased serving as directors of the Company. On the Effective Date, the Company’s board of directors was five individuals. Pursuant to the Plan, Marc Hoffman, Arthur Schwartz, Richard Armhurst, Melvin Gagerman and Sheldon Appel were appointed as directors of the Company on the Effective Date. Pursuant to the Plan, as of the Effective Date, Raymond Yu ceased serving as the Company’s Chief Executive Officer.

Item 5.03. Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Pursuant to the Plan, on the Effective Date, the Company filed its Amended and Restated Certificate of Incorporation with the Delaware Secretary of State and adopted new Bylaws. For a description of certain provisions of the Company’s Amended and Restated Certificate of Incorporation and new Bylaws, see the Company’s Form 8-A, filed with the SEC on January 31, 2006. The Company’s Amended and Restated Certificate of Incorporation and new Bylaws are filed as Exhibits 3.1 and 3.2 to the Form 8-A, and are incorporated by reference herein.

Item 8.01. Other Events.

Attached as Exhibit 99.1 hereto is a press release, dated February 2, 2006, issued by the Company regarding the Effective Date of the Plan. Such exhibit shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits
99.1	Press Release of Aura Systems, Inc., dated February 2, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 6, 2006	AURA SYSTEMS, INC..

	By:	/s/ Marc Hoffman
Marc Hoffman
President

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release of Aura Systems, Inc., dated February 2, 2006